UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Corning Incorporated

(Exact name of registrant as specified in its charter)

New York	16-0393470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverfront Plaza

Corning, New York 14831

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.875% Notes due 2026 4.125% Notes due 2031	The New York Stock Exchange The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-251135

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On May 15, 2023, Corning Incorporated (the “Company”) issued its 3.875% Notes due 2026 and 4.125% Notes due 2031 (collectively, the “Notes”) under an indenture (the “Indenture”), dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A., (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, a copy of which is incorporated herein by reference to Exhibit 4.1 hereto, and an Officers’ Certificate of the Company delivered pursuant to Sections 201 and 301 of the Indenture, a copy of which is incorporated herein by reference to Exhibit 4.2 hereto.

Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus included in the Company’s Form S-3ASR dated December 4, 2020 and filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2020 (File No. 333-251135), and under the caption “Description of the Notes” in the Prospectus Supplement dated May 9, 2023, which was filed with the SEC on May 11, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Document Description
4.1	Indenture, dated November 8, 2000, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3ASR filed on December 4, 2020.)
4.2	Officers’ Certificate of the Company, dated May 15, 2023, pursuant to Sections 201 and 301 of the Indenture, dated November 8, 2000, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, relating to the Notes (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 15, 2023).
4.3	Form of Global Note representing the 3.875% Notes due 2026 of the Company (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 15, 2023).
4.4	Form of Global Note representing the 4.125% Notes due 2031 of the Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 15, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORNING INCORPORATED

Date: May 19, 2023	By:	/s/ Linda E. Jolly
	Name:	Linda E. Jolly
	Title:	Vice President and Corporate Secretary